                                                                                 EXHIBIT 11
                                   FOCUS ENHANCEMENTS, INC.
                        STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                                 Three months ended
                                                         September 30,         September 30,
                                                              1997                 1996
                                                         ------------          ------------

Net income (loss)                                         $   413,906          $(5,657,639)
                                                          ===========          ===========

Primary:

Weighted average number of common shares outstanding       12,936,410            9,476,462
Weighted average common equivalent shares
                                                          -----------          -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        12,936,410            9,476,462
                                                          ===========          ===========

Fully diluted:

Weighted average number of common shares outstanding       12,936,410            9,476,462
Weighted average common equivalent shares
                                                          -----------          -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        12,936,410            9,476,462
                                                          ===========          ===========

Net income (loss) per share
        Primary                                           $      0.03          $     (0.60)
                                                          ===========          ===========
        Fully diluted                                     $      0.03          $     (0.60)
                                                          ===========          ===========

    The accompanying notes are an integral part of the consolidated financial statements.
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


                                                                                 EXHIBIT 11
                                   FOCUS ENHANCEMENTS, INC.
                    STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                                 Nine months ended
                                                          September 30,         September 30,
                                                              1997                 1996
                                                         ------------          ------------
Net income (loss)                                         $   662,089          $(9,220,737)
                                                          ===========          ===========

Primary:

Weighted average number of common shares outstanding       12,339,323            8,477,011
Weighted average common equivalent shares
                                                          -----------          -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        12,339,323            8,477,011
                                                          ===========          ===========

Fully diluted:

Weighted average number of common shares outstanding       12,339,323            8,477,011
Weighted average common equivalent shares
                                                          -----------          -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        12,339,323            8,477,011
                                                          ===========          ===========

Net income (loss) per share
        Primary                                           $      0.05          $     (1.09)
                                                          ===========          ===========
        Fully diluted                                     $      0.05          $     (1.09)
                                                          ===========          ===========


    The accompanying notes are an integral part of the consolidated financial statements.